UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2026

TOP FINANCIAL GROUP LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41407	N/A
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 Cecil Street, #13-05

Tong Eng Building

Singapore 069533

(Address of Principal Executive Office) (Zip Code)

+65 6252 8998

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.001 per share	TOP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2026, TOP Financial Group Limited, a Cayman Islands exempted company (the “Company”), entered into Warrant Amendment Agreements (the “Amendment Agreements”) with holders of certain warrants (the “Warrants”) to purchase up to 428,862,444 Class A ordinary share of the Company, par value US$0.001 per share (“Class A Ordinary Share”), issued on July 9, 2026 pursuant to certain securities purchase agreements dated March 25, 2026, as supplemented on May 5, 2026 (the “Agreement”), by and between the Company and certain non-U.S. investors.

Pursuant to the Amendment Agreements, the Warrants were amended by replacing section 3(c) thereof with the following:

“(c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time during the term of this Warrant, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the closing price of the Class A Ordinary Shares (as reflected on Nasdaq.com) on the Trading Day immediately preceding the date of the applicable Notice of Exercise;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in a cashless exercise, the Company and Holder each acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).”

The foregoing descriptions of the terms of the Warrants, as amended, and the Amendment Agreements do not purport to be complete and are qualified in their entirety by reference to the text of the form of the Warrants, as amended, and the Amendment Agreement, which are filed herewith as Exhibit 4.1 and Exhibit 10.1, respectively.

A brief description of the other terms and conditions of the Warrants can be found in the Company’s Reports on Form 6-K filed with the Securities and Exchange Commission on March 26, 2026 and May 12, 2026 and the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2026 and such brief description is incorporated by reference herein.

Item 3.02, Unregistered Sales of Equity Securities

The information provided above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On July 19, 2026, all holders of the Warrants exercised their Warrants in full pursuant to the cashless exercise provision thereof. On July 20, 2026, the Company issued 360,534,431 Class A Ordinary Shares (the “Warrant Shares”) as a result of the exercise of the Warrants, as amended. The Warrant Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended. Additionally, the Warrant Shares are subject to certain lockup restrictions pursuant to the terms of the Warrants, as amended, and cannot be offered, sold, transferred, pledged or otherwise disposed for a period of six (6) months following the date of issuance of the Warrant Shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant, as amended
10.1	Form of Warrant Amendment Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 20, 2026	TOP Financial Group Limited

	By:	/s/ Ka Fai Yuen
	Name:	Ka Fai Yuen
	Title:	Chief Executive Officer

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